     Exhibit 99.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PUSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PUSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Eugene J. Pian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Restated Annual Report of SETO Holdings Inc. on Form 10-KSB, for the year ended January 31, 2001 fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that all information contained in such Annual Report of SETO Holdings Inc., on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of SETO Holdings Inc.

By: /s/ Eugene J. Pian Name: Eugene J. Pian Title: President and Chief Executive Officer Date: September 18, 2003

     I, Craig A. Pian, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Restated Annual Report of SETO Holdings Inc. on Form 10-KSB, for the year ended January 31, 2001 fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that all information contained in such Annual Report of SETO Holdings Inc., on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of SETO Holdings Inc.

By: /s/ Craig A. Pian Name: Craig A. Pian Title: Executive Vice President and Chief Financial Officer Date: September 18, 2003